EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On May 10, 2005, ABIOMED, Inc (“the Company or ABIOMED”), acquired all of the outstanding capital stock of Impella CardioSystems AG (“Impella”), a privately held company located in Aachen, Germany.  Accordingly, the operating results of Impella from May 10, 2005 will be included in the Company’s results beginning with the first quarter of fiscal 2006.  Impella manufactures and sells small, minimally invasive, high performance micro blood pumps with integrated motors and sensors for use in interventional cardiology and heart surgery.  These pumps are designed to provide left ventricle support for patients suffering from reduced cardiac output and can potentially aid in recovering the hearts of patients suffering from acute myocardial infarction (AMI or Heart Attack), including those who have gone into cardiac shock.  Impella has CE marks for each of its devices and currently markets them throughout Europe.  We intend to seek FDA approval to sell the Impella Recover System blood pumps in the United States in order to address wider market opportunities for cardiac assist and recovery.  ABIOMED acquired Impella in exchange for approximately $1.6 million in cash and 4,029,004 shares of ABIOMED common stock, of which 210,000 shares are to be held in escrow for potential claims for indemnification by the Company pursuant to the terms of the purchase agreement. The 4,029,004 shares of ABIOMED common stock have a fair value of $42.2 million.  Accordingly, the preliminary purchase price (before contingent payments) will be $45.3 million, inclusive of approximately $1.3 million of acquisition costs.  In addition, the agreement provides that ABIOMED may make additional contingent payments to Impella’s former shareholders based on the Company’s future stock price performance and additional milestone payments related to FDA approvals and unit sales of Impella products.  These contingent payments range from zero dollars to approximately $29 million and will be made in a combination of cash or stock, if at all.

The following pro forma unaudited condensed combined financial statements give effect to ABIOMED’s acquisition of Impella. The unaudited pro forma condensed combined statement of operations for the twelve months ended March 31, 2005 gives effect to the acquisition of Impella by ABIOMED as if it had occurred on April 1, 2004. The unaudited pro forma condensed combined statement of operations for the twelve months ended March 31, 2005 is based on historical results of operations of ABIOMED for the twelve months ended March 31, 2005 and the historical results of operations of Impella for the twelve months ended December 31, 2004. The unaudited pro forma condensed combined balance sheet as of March 31, 2005 gives effect to the acquisition of Impella as if the transaction had occurred on March 31, 2005. The pro forma balance sheet is based on the historical balance sheet of ABIOMED as of March 31, 2005 and the historical balance sheet of Impella as of December 31, 2004. The following pro forma condensed combined financial information, consisting of the combined condensed pro forma statements of operations, the combined condensed pro forma balance sheet and the accompanying notes, should be read in conjunction with and are qualified by the historical consolidated financial statements and notes of ABIOMED and of Impella, which are either incorporated by reference or included in this filing.

The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of the consolidated company after the acquisition of Impella, or of the financial position or results of operations of the consolidated company that would have actually occurred had the acquisition of Impella been effected as of the dates described above.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

March 31, 2005

	ABIOMED March 31, 2005	Impella December 31, 2004	Pro Forma Adjustments (A)		Pro Forma As Adjusted
	(In thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,618	$2,214	$(1,550	)(A)	$8,282
Short term marketable securities	$33,887				$33,887
Accounts receivable	$8,635	$887			$9,522
Inventories	$3,877	$985	$63	(A)	$4,925
Prepaid expenses and other current assets	$1,207	$433			$1,640
Total Current Assets	$55,224	$4,519	$(1,487)		$58,256

LONG TERM INVESTMENTS	$2,112				$2,112

PROPERTY PLANT & EQUIPMENT, NET	$2,804	$628			$3,432

INTELLECTUAL PROPERTY AND OTHER ASSETS, NET	$921	$503	$9,591	(A)	$10,211
			$(503	)(A)
			$(301	)(A)
GOODWILL			$19,826	(A)	$19,826

TOTAL ASSETS	$61,061	$5,650	$27,126		$93,837

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,132	$643			$1,775
Accrued expenses and other current liabilities	$3,623	$1,046	$1,019		$5,688
Deferred revenue	$127	$153			$280
Total current liabilities	$4,882	$1,842	$1,019		$7,743

STOCKHOLDERS’ EQUITY	$56,179	$3,808	$29,915	(A)	$86,094
			$(3,808	)(A)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$61,061	$5,650	$27,126		$93,837

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Twelve Months Ended March 31, 2005

	ABIOMED March 31, 2005	Impella December 31, 2004	Pro Forma Adjustments (A)		Pro Forma As Adjusted
	(In thousands)
REVENUES
Products	$37,945	$1,791			$39,736
Funded research and development	$271				$271
	$38,216	$1,791			$40,007

COSTS AND EXPENSES
Costs of product revenues	$9,366	$4,166	$34	(C)	$13,566
Research and development	$13,497	$88			$13,585
Selling, general and administrative	$18,606	$7,351	$1,313	(B)	$27,270
	$41,469	$11,605	$1,347		$54,421

LOSS FROM OPERATIONS	$(3,253)	$(9,814)	$(1,347)		$(14,414)

OTHER INCOME, NET
Investment income	$801	$106			$907
Foreign exchange gain	$91				$91
Other	$19	$(2)			$17
	$911	$104			$1,015

NET LOSS	$(2,342)	$(9,710)	$(1,347)		$(13,399)

Basic and diluted loss per share	$(0.11)				$(0.52)

Weighted average shares outstanding	21,845		4,029	(E)	25,874

Notes to the Unaudited

Pro Forma Condensed Combined Financial Information

(A) The pro forma financial information reflects ABIOMED’s acquisition of all of the stock of Impella for consideration preliminarily valued at $45.3 million. The actual purchase price allocation has yet to be determined. For the purpose of the pro forma financial information, the number of shares of ABIOMED common stock assumed issued in the acquisition of Impella is 4,029,004 shares. This amount is based on the number of shares of Impella common stock outstanding as of April 26, 2005, the date of the ABIOMED-Impella merger agreement. The pro forma financial information herein assumes that 4,029,004 of ABIOMED shares will be issued. Impella’s outstanding warrants and stock options were purchased by ABIOMED for cash in the amount of $1.550 million. The estimated acquisition related costs consist primarily of legal fees incurred directly related to the acquisition of ABIOMED.

The estimated purchase price for all of the stock of ABIOMED is as follows:

(in thousands)	Estimated Purchase Price for Impella Stock
Fair value of 4,029,004 shares of ABIOMED common stock to be issued	$42,200
Cash paid to retire Impella stock options	1,550
Estimated direct acquisition costs	1,320	(1)

Total estimated purchase price	$45,070

(1)           Of the $1,320 estimated direct acquisition costs, $301 is included in “Intellectual Property and Other Assets, net”.

The following represents the preliminary allocation of the purchase price for ABIOMED’s acquisition of Impella as of the date of the pro forma balance sheet and is for illustrative purposes only. The actual purchase price allocation will be based on fair values of the acquired assets and assumed liabilities as of the actual acquisition date. Assuming the transaction occurred on March 31, 2005, the preliminary purchase price allocation for the acquisition of Impella would have been as follows:

(in thousands)	Impella
Working capital, including cash acquired	$2,741
Property & equipment	628
In process R&D	12,284	(1)
Goodwill (excess purchase price)	19,826
Intangibles	9,591
Total preliminary purchase price	$45,070

(1)           Not included in the proforma financial statements.

The purchase price allocation for the acquisition of Impella is preliminary and is subject to adjustment upon finalization of purchase accounting as of the date of the consummation of the acquisition. As a result, the final allocation of the excess of purchase price over the book value of the net assets acquired could differ materially. The pro forma adjustments reconcile the historical balance sheet of Impella to the allocated purchase price.

(B) The pro forma adjustment relates to amortization of Impella’s intangible assets. For the year ended December 31, 2004 amortization was $57,000, which is the amortization on the intangible assets prior to the fair market value adjustment based on the independent valuation at the time of acquisition. Based on the valuation, amortization would have been $1,370,000. Accordingly, a pro forma adjustment of $1,313,000 was recorded to reflect the additional amortization expense.

 (C)  The pro forma adjustment relates to the markup of inventory to fair value at the beginning of Impella’s fiscal year to eliminate manufacturing profits from goods purchased as part of the acquisition. Cost basis inventory has been marked up as of the beginning of the year to prices Impella charges distributors for finished goods, thereby removing any manufacturing profit, which would have been earned during the fiscal year presented.

(D) The pro forma statement of operations results in losses from continuing operations. The pro forma basic and diluted net loss per common share are computed by dividing the net loss by the weighted average number of common shares outstanding. The calculation of the basic and diluted weighted average number of common shares outstanding assumes that the 4,029,004 shares of ABIOMED’s common stock estimated to be issued in the acquisition of Impella.

The following table reflects the estimated pro forma basic and diluted weighted average shares outstanding upon consummation of the acquisition. The shares issued is based on the number of ABIOMED shares issued to acquire all of the capital stock of Impella outstanding as of April 26, 2005, the date of the ABIOMED-Impella merger agreement. Due to ABIOMED having a net loss, basic and diluted shares are the same.

	Year ended March 31, 2005
	Basic	Diluted
	(in thousands)
ABIOMED historical common shares used in computing earnings (loss) per share	21,845	21,845
ABIOMED common shares to be issued for outstanding shares of Impella	4,029	4,029

Preliminary total pro forma shares outstanding	25,874	25,874